As filed with the Securities and Exchange Commission on August 31, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST STATE BANCORPORATION

(Exact name of registrant as specified in its charter)

NEW MEXICO	85-0366665
(State incorporation)	(I.R.S. Employer Identification No.)

7900 Jefferson, N.E.

Albuquerque, New Mexico 87109

(Address of principal executive offices)

FIRST STATE BANCORPORATION

2003 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Michael R. Stanford

Chief Executive Officer

7900 Jefferson, N.E.

Albuquerque, New Mexico 87109

(Name and address of agent for service)

(505) 241 7500

(Telephone number, including area code, of agent for service)

Copy to:

Mark R. Levy, Esq.

Holland & Hart LLP

8390 E. Crescent Parkway, Suite 400

Greenwood Village, Colorado 80111

Telephone: (303) 290-1600

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value	500,000	$19.655	$9,827,500	$301.71

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares options and rights which by reason of certain events specified in the First State Bancorporation 2003 Equity Incentive Plan (the “Plan”), may be subject to the Plan.
(2)	Estimated solely to calculate the registration fee pursuant to Rule 457(c) based upon the average of the high and low sale price of the Company’s Common Stock on August 27, 2007 as quoted on the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement is filed pursuant General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 500,000 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s 2003 Equity Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 15, 2003 (file number 333-107061) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on August 31, 2007.

FIRST STATE BANCORPORATION

By:	/s/ Michael R. Stanford
Michael R. Stanford
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Stanford, H. Patrick Dee and Christopher C. Spencer, and each of them, their true and lawful attorneys and agents, with full power of substitution and resubstitution, for the person and in the person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file them, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Stanford
Michael R. Stanford	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2007

/s/ H. Patrick Dee
H. Patrick Dee	Executive Vice President, Chief Operating Officer, Treasurer and Director	August 31, 2007

/s/ Christopher C. Spencer
Christopher C. Spencer	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2007

/s/ Nedra Matteucci
Nedra Matteucci	Director	August 31, 2007

/s/ Lowell A. Hare
Lowell A. Hare	Director	August 31, 2007

/s/ A.J. (Jim)Wells
A.J. (Jim) Wells	Director	August 31, 2007

/s/ Daniel H. Lopez, Ph.D.
Daniel H. Lopez, Ph.D.	Director	August 31, 2007

/s/ Douglas M. Smith, M.D.
Douglas M. Smith, M.D.	Director	August 31, 2007

/s/ Herman N. Wisenteiner
Herman N. Wisenteiner	Director	August 31, 2007

/s/ Kathleen L. Avila
Kathleen L. Avila	Director	August 31, 2007

/s/ Leonard J. DeLayo, Jr.
Leonard J. DeLayo, Jr.	Director	August 31, 2007

/s/ Linda Childears
Linda Childears	Director	August 31, 2007

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Exhibit Index

Exhibit No.	Description
4.1 (1)	Fourth Amendment to First State Bancorporation 2003 Equity Incentive Plan (incorrectly titled “Third Amendment to First State Bancorporation 2003 Equity Incentive Plan”)

5.1*	Opinion of Holland & Hart, LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Holland & Hart, LLP (contained in their opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (contained on the signature page to this Registration Statement)

(1)	Incorporated by reference from First State Bancorporation’s 10-Q for the quarter ended June 30, 2007.
*	Filed herewith.

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